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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 28, 2009

CELLDEX THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-15006 (Commission File Number)	13-3191702 (IRS Employer Identification No.)

119 Fourth Avenue Needham, Massachusetts	02494-2725
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (781) 433-0771

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

        On May 29, 2009, Celldex Therapeutics, Inc., a Delaware corporation ("Celldex"), announced that it entered into an Agreement and Plan of Merger dated as of May 28, 2009 (the "Merger Agreement") by and among Celldex, CuraGen Corporation, a Delaware corporation ("CuraGen"), and Cottrell Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Celldex (the "Merger Sub"). The Merger Agreement has been approved by the Boards of Directors of Celldex and CuraGen and is subject to customary closing conditions, including stockholder approvals. A copy of a press release announcing the merger is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

        The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into CuraGen (the "Merger"), with CuraGen being the surviving corporation of the Merger and becoming a wholly-owned subsidiary of Celldex.

        Under the terms of the Merger Agreement, other than shares of CuraGen's common stock, par value $0.01 per share (the "CuraGen Common Stock") held in treasury by CuraGen or beneficially owned by Celldex, each share of CuraGen Common Stock issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time"), including shares of restricted stock, shall be converted into the right to receive a number of shares of Celldex's common stock, par value $0.01 ("Celldex Common Stock"), calculated pursuant to an exchange ratio described in the Merger Agreement (the "Exchange Ratio"). The aggregate purchase price payable in the Merger, which is initially set at $94,500,000, is subject to adjustment based, in part, on CuraGen's net cash position as of the Closing. The purchase price will adjust upward if CuraGen's Cash at Closing Amount (as defined in the Merger Agreement) exceeds $54,500,000 by $1.30 for each $1.00 of excess until the aggregate purchase price reaches $97,500,000, and thereafter by $1.00 for each $1.00 of excess up to a maximum aggregate purchase price of $100,000,000. The purchase price will adjust downward if CuraGen's Cash at Closing Amount is less than $54,500,000 by $1.00 for each $1.00 of the shortfall. The foregoing adjustment is described in further detail in the Merger Agreement. Notwithstanding the foregoing, the aggregate number of shares of Celldex Common Stock issuable pursuant to the Merger shall in no event exceed 58.0% or fall beneath 32.5% of the shares of Celldex Common Stock issued and outstanding immediately after the Effective Time. No fractional shares of Celldex Common Stock will be issued in connection with the Merger, and holders of CuraGen Common Stock will be entitled to receive cash in lieu thereof.

        Under the terms of the Merger Agreement, Celldex shall, at the Effective Time, assume all CuraGen stock options that were issued under CuraGen's 2007 Stock Plan and such options will fully vest and be converted into options to acquire a number of shares of Celldex Common Stock determined by multiplying the number of shares of CuraGen Common Stock subject to such options immediately prior to the Effective Time by the Exchange Ratio. Celldex shall not assume any of CuraGen's stock options that were issued under CuraGen's 1997 Stock Plan, which stock options will, to the extent not yet vested, fully vest and terminate and be of no further force and effect upon consummation of the Merger if not exercised prior to that time.

        Further, in connection with the Merger, Celldex shall execute a supplemental indenture (the "Supplemental Indenture") to that certain Indenture, dated as of February 17, 2004, between CuraGen and The Bank of New York (the "Indenture") in respect of CuraGen's 4.0% Convertible Subordinated Notes due February 15, 2011 (the "Notes") currently outstanding under the Indenture.

        The Merger Agreement provides that, upon consummation of the Merger, the size of the Board of Directors of Celldex (the "Board") will be set at nine members, consisting of (i) Celldex's eight current directors and (ii) one additional director agreed upon by Celldex and CuraGen, who is expected to be Timothy M. Shannon, M.D. (the "CuraGen Director").

        Pursuant to the terms of the Merger Agreement, CuraGen is not permitted to solicit other proposals and may not share information or have discussions regarding alternative proposals, except in certain circumstances. CuraGen may terminate the Merger Agreement under certain circumstances, including if its board of directors determines in good faith that it has received a Superior Proposal (as defined in the Merger Agreement) and otherwise complies with certain terms of the Merger Agreement. In connection with such termination, CuraGen must pay to Celldex a termination fee of $3,500,000. Similarly, Celldex may terminate the Merger Agreement under certain circumstances. Celldex is also required to pay to CuraGen a termination fee of $3,500,000 in connection with certain terminations of the Merger Agreement by CuraGen.

        Each of CuraGen and Celldex has made customary representations and warranties in the Merger Agreement and has agreed to customary covenants, including covenants regarding the operation of the business of CuraGen and Celldex and its subsidiaries prior to the Closing. The Closing is subject to customary closing conditions, including (i) the approval by Celldex's shareholders of the issuance of shares of Celldex Common Stock pursuant to the Merger, (ii) the adoption of the Merger Agreement by CuraGen's shareholders, (iii) the absence of certain legal impediments to the consummation of the Merger, (iv) the filing of an effective registration statement on Form S-4 with respect to the shares of Celldex Common Stock to be issued in the Merger, (v) the execution by Celldex of a Supplemental Indenture in respect of the Notes and (vi) the receipt by each party of an opinion from its counsel to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

        The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Cautionary Statements

        The Merger Agreement has been included to provide investors with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.

        The Merger Agreement contains representations and warranties made by the parties to each other regarding certain matters. The assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties. Moreover, certain representations and warranties may not be complete or accurate as of a particular date because they are subject to a contractual standard of materiality that is different from those generally applicable to stockholders and/or were used for the purpose of allocating risk among the parties rather than establishing certain matters as facts. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Item 8.01    Other Events

        On May 29, 2009, Celldex used an Investor Presentation document in connection with the Merger Agreement and the Merger, which is attached hereto as Exhibit 99.2, and a transcript of a conference call regarding the Merger Agreement and the Merger, which is attached hereto as Exhibit 99.3.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

        In connection with the proposed Merger, Celldex will file with the Securities and Exchange Commission ("SEC") a Registration Statement on Form S-4 that will include a joint proxy statement of

Celldex and CuraGen that also constitutes a prospectus of Celldex. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE SELLER AND THE MERGER. The joint proxy statement/prospectus and other relevant materials (when they become available) and any other documents filed by Celldex or CuraGen with the SEC may be obtained free of charge at the SEC's website at http://www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC (i) by contacting Celldex's Investor Relations at (781) 433-0771 or by accessing Celldex's investor relations website at www.celldextherapeutics.com; or (ii) by contacting CuraGen's Investor Relations at (203) 871-4400 or by accessing CuraGen's investor relations website at www.curagen.com. Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the transaction.

Participants in the Solicitation

        The directors and executive officers of Celldex and CuraGen may be deemed to be participants in the solicitation of proxies from the holders of Celldex and CuraGen common stock in respect of the proposed Merger. Information about the directors and executive officers of Celldex and CuraGen are set forth in Celldex's and CuraGen's most recent Form 10-K and Form 10-K/A, which were filed with the SEC on March 5, 2009 and April 30, 2009, respectively. Investors may obtain additional information regarding the interest of Celldex and its directors and executive officers, and CuraGen and its directors and executive officers in the proposed Merger, by reading the joint proxy statement/prospectus regarding the Merger when it becomes available.

        This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01    Financial Statements and Exhibits

        (d) Exhibits

Exhibit No.	Description
Exhibit 2.1	Agreement and Plan of Merger, dated as of May 28, 2009, by and among Celldex Therapeutics, Inc., CuraGen Corporation and Cottrell Merger Sub, Inc.
Exhibit 99.1	Joint Press release issued by Celldex Therapeutics, Inc. and CuraGen Corporation, dated May 29, 2009.
Exhibit 99.2	Celldex Therapeutics, Inc. Investor Presentation, May 29, 2009.
Exhibit 99.3	Transcript of conference call, May 29, 2009.

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLDEX THERAPEUTICS, INC.
	By:	/s/ AVERY W. CATLIN Name: Avery W. Catlin Title: Senior Vice President/Chief Financial Officer
Dated: May 29, 2009

 EXHIBIT INDEX

Exhibit No.	Description
Exhibit 2.1	Agreement and Plan of Merger, dated as of May 28, 2009, by and among Celldex Therapeutics, Inc., CuraGen Corporation and Cottrell Merger Sub, Inc.(1)
Exhibit 99.1	Joint Press release issued by Celldex Therapeutics, Inc. and CuraGen Corporation, dated May 29, 2009.
Exhibit 99.2	Celldex Therapeutics, Inc. Investor Presentation, May 29, 2009.
Exhibit 99.3	Transcript of conference call, May 29, 2009.

(1)
The schedules to this agreement have been omitted from this filing. Celldex will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

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  Item 1.01. Entry into a Material Definitive Agreement
  Item 8.01 Other Events
  Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX